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
                                              HADRON, INC. AND SUBSIDIARIES
                                        COMPUTATION OF PRIMARY EARNINGS PER SHARE

                                                            Six Months Ended              Three Months Ended
                                                              December 31,                    December 31,
                                                          ------------------            --------------------
                                                             1995            1994            1995           1994
                                                       ------------    ------------    ------------   ------------
  Income (loss) before extraordinary gain                  $61,693       ($372,846)       $31,191       ($94,356)


  Extraordinary gain on extinguishment of debt                -          2,718,418           -              -
                                                        ------------    ------------   ------------   ------------
  Net Income                                               $61,693      $2,345,572        $31,191       ($94,356)
                                                          ========        ========       ========       ========
  Weighted average shares of common stock outstanding    1,500,507       1,492,625      1,503,685      1,492,625
  Weighted average affect of common stock equivalents       97,553            -           130,694           -
                                                        ------------    ------------   ------------   ------------
  Weighted average shares outstanding                    1,598,060       1,492,625      1,634,379      1,492,625
                                                          ========        ========       ========       ========

  Income (loss) before extraordinary gain                    $0.04          ($0.25)         $0.02         ($0.06)


  Extraordinary gain on extinguishment of debt                 -              $1.82           -              -
                                                        ------------    ------------   ------------   ------------

  Net income                                                 $0.04           $1.57          $0.02         ($0.06)
                                                          ========        ========       ========       ========


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